Exhibit 99.1

Paltalk, Inc. Reports Increased Operating Efficiencies with 69% Reduction in Net Loss for Fiscal Year 2023

Net Cash Used in Operating Activities for Q4 2023 was $0.1 Million

Q4 2023 Cash Balance Remains Strong at $13.6 Million and No Long-Term Debt

Jericho, NY – March 15, 2024 (GLOBE NEWSWIRE) -- via NewMediaWire -- Paltalk, Inc. (“Paltalk,” the “Company,” “we,” “our” or “us”) (Nasdaq: PALT), a communications software innovator that powers multimedia social applications, today announced financial and operational results for the fourth quarter and year ended December 31, 2023.

Key Financial Highlights for Fourth Quarter Ended December 31, 2023 Compared to Prior Year Period

●	Total Revenue decreased 4% to $2.7 million

●	Subscription revenue decreased 5% to $2.6 million

●	Advertising revenue increased 40% to $0.1 million

●	Net loss was $0.3 million compared to a net loss of $0.5 million, an improvement of 43%

●	Adjusted EBITDA[1] loss was $0.2 million compared to Adjusted EBITDA[1] loss of $0.5 million, an improvement of 53%

●	Net cash used in operating activities for the quarter was $0.1 million

Key Financial Highlights for Year Ended December 31, 2023 Compared to Prior Year Period

●	Total Revenue remained relatively unchanged at $11.0 million

●	Subscription revenue remained relatively unchanged at $10.6 million

●	Advertising revenue increased 1.9% to $0.3 million

●	Net loss was $1.1 million compared to a net loss of $3.4 million, an improvement of 68%

●	Adjusted EBITDA[1] loss was $1.0 million compared to Adjusted EBITDA[1] loss of $2.6 million, an improvement of 62%

●	Deferred revenue decreased 9% to $2.0 million as of December 31, 2023

●	The Company had $13.6 million in cash and no long-term debt on its balance sheet as of December 31, 2023

Business Highlights for the Year Ended December 31, 2023

●	Leveraging our integration of the ManyCam product into Paltalk through upselling initiatives

●	Further optimizing marketing spend to effectively realize a positive return on our investment

●	Evaluating avenues to optimize and reduce expenses with our infrastructure

●	Continuing to explore strategic opportunities, including, but not limited to, potential mergers or acquisitions of other assets or entities that are synergistic to our businesses

●	Continuing to defend our intellectual property

[1]	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading “Non-GAAP Financial Measures and Key Metrics” and the reconciliations at the end of this release for additional information concerning this and other non-GAAP financial measures.

Management Commentary

Jason Katz, Chairman and CEO of Paltalk, commented, “Several of our initiatives have led to a significant decrease in operating expenses and an improvement in reducing our operating and net losses. As a result, our operating expenses as a percentage of revenue declined to 118% for the fourth quarter of 2023, versus 129% for the fourth quarter of 2022.”

Katz, continued, “On the sales side, our marketing efforts have become more efficient, and we have expanded ManyCam to the enterprise segment. We believe we are well-positioned for organic and acquisitive growth, as our current expense infrastructure can support additional revenue, and our cash position as of December 31, 2023 remains strong at $13.6 million.”

Katz, concluded, “On the strategic opportunities front, we have continued to actively identify and analyze potential mergers or acquisitions of other assets or entities that are synergistic to our business, which we believe have the potential to increase shareholder value. Our trial against Cisco has been set to begin in April 2024, and we look forward to continuing to defend our intellectual property.”

Patent Litigation Update – Trial Expected to Begin in April 2024

On July 23, 2021, a wholly owned subsidiary of the Company, Paltalk Holdings, Inc., filed a patent infringement lawsuit against WebEx Communications, Inc., Cisco WebEx LLC, and Cisco Systems, Inc. (collectively, “Cisco”), in the U.S. District Court for the Western District of Texas (the “Court”). We allege that certain of Cisco’s products have infringed U.S. Patent No. 6,683,858, and that we are entitled to damages.

A Markman hearing took place on February 24, 2022. On September 7, 2022, the United States Patent Office issued a reexamination of U.S. Patent No. 6,683,858, and on January 19, 2023, the Examiner issued an Ex Parte Reexamination Certificate, ending the reexamination and confirming the patentability of claims 1-10 of U.S. Patent No. 6,683,858. On June 29, 2023, the Court held a pretrial conference with the parties and denied Cisco’s motion for summary judgement. The trial is expected to begin on April 8, 2024.

If we receive a jury verdict in our favor or receive settlement proceeds in connection with the foregoing litigation, the exact amount of such proceeds to be received by us will be determined based on a number of factors and will reflect the deduction of significant litigation-related expenses, including legal fees.  Consequently, we will not receive the majority of any gross proceeds resulting from any potential verdict or settlement.  For the foregoing reasons, we are unable to predict the outcome of this litigation and its ultimate cost.

Financial Results for Three Months Ended December 31, 2023

●	Revenue for the three months ended December 31, 2023 decreased by 4% to $2.7 million, compared to $2.8 million for the three months ended December 31, 2022. The decrease in revenue was primarily attributed to a decrease in subscription and virtual gift revenue from Paltalk and Camfrog, partially offset by increased revenue from Vumber and ManyCam;

●	Loss from operations for the three months ended December 31, 2023 improved by 38.4% to a loss of $0.5 million, compared to a loss of $0.8 million for the three months ended December 31, 2022. The improvement in loss from operations was attributed to a decrease in sales and marketing, product development, and general and administrative expenses for the three months ended December 31, 2023;

•	Net loss for the three months ended December 31, 2023 improved by 42.7% to $0.3 million, compared to a net loss of $0.5 million the three months ended December 31, 2022. The decrease in net loss was due to the reduction of operating expenses; and

●	Adjusted EBITDA[1] loss for the three months ended December 31, 2023 improved by 52.8% to $0.2 million, compared to Adjusted EBITDA[1] loss of $0.5 million for the three months ended December 31, 2022.

Financial Results for Year Ended December 31, 2023

●	Revenue for the year ended December 31, 2023 and 2022 remained relatively unchanged at $11.0 million. Decreases in subscription and virtual gift in the Paltalk and Camfrog applications were offset by increases in revenue from Vumber and ManyCam;

●	Loss from operations for the year ended December 31, 2023 improved by 43.4% to a loss of $2.1 million, compared to a loss of $3.7 million for the year ended December 31, 2022. The improvement in loss from operations was primarily attributable to an increase in revenue and reduced operating expenses in connection with the implementation of operating efficiencies;

●	Net loss for the year ended December 31, 2023 improved by 68.7% to $1.1 million, compared to a net loss of $3.4 million for the year ended December 31, 2022. The improvement in net loss was attributed to a decrease in operating expenses as well as an increase in other income in connection with the Company’s recording of a refundable employee retention tax credit;

●	Adjusted EBITDA[1] loss for the year ended December 31, 2023 improved by 61.7%, or $1.6 million, to $1.0 million, compared to Adjusted EBITDA[1] loss of $2.6 million for the year ended December 31, 2022;

●	Cash and cash equivalents totaled $13.6 million at December 31, 2023, a decrease of $1.1 million compared to $14.7 million at December 31, 2022; and

●	The Company had no long-term debt on its balance sheet at December 31, 2023.

Key Financial and Operating Metrics from Operations:

(in thousands, except for percentages)

	Three Months Ended
	December 31, (unaudited)		Change
	2023	2022	$	%
Subscription revenue	$2,583	$2,717	(134)	(4.9)%
Advertising revenue	109	78	31	39.9%
Total revenues	2,692	2,795	(103)	(3.7)%
Loss from operations	(494)	(802)	308	38.4%
Net loss	$(283)	$(494)	211	42.7%
Net cash used in operating activities	$(99)	$(333)	234	70.3%
Adjusted EBITDA (a non-GAAP measure)	$(223)	$(473)	250	52.8%

	Year Ended
	December 31,		Change
	2023	2022	$	%
Subscription revenue	$10,647	$10,663	(16)	(0.1)%
Advertising revenue	$333	327	6	1.9%
Total revenues	10,980	10,990	(10)	(0.1)%
Loss from operations	(2,070)	(3,659)	1,589	43.4%
Net loss	$(1,067)	$(3,412)	2,345	68.7%
Net cash used in operating activities	$(1,080)	$(2,957)	1,877	63.5%
Adjusted EBITDA (a non-GAAP measure)	$(1,013)	$(2,647)	1,634	61.7%

ABOUT PALTALK, INC. (Nasdaq: PALT)

Paltalk, Inc. is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host a large collection of video-based communities. Our other products include ManyCam, Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 8 patents. For more information, please visit: http://www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words.  Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, any economic recession and the overall inflationary environment on our results of operations and our business; our ability to effectively market and generate revenue from our applications; our ability to generate and maintain active users and to effectively monetize our user base; our ability to improve, market and promote the ManyCam software; the Company’s ability to retain the listing of its common stock on The Nasdaq Capital Market; our ability to release new applications or improve upon or add features to existing applications on schedule or at all; risks and uncertainties related to our increasing focus on the use of new and novel technologies to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively compete with existing competitors and new market entrants; our ability to effectively secure new software development and licensing customers; our ability to protect our intellectual property rights; the use of the internet and privacy and protection of user data; our ability to consummate favorable acquisitions and effectively integrate any companies or properties that we acquire; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@paltalk.com

ClearThink

nyc@clearthink.capital

917-658-7878

PALTALK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended December 31, (unaudited)		Year Ended December 31, (unaudited)
	2023	2022	2023	2022
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(283,090)	$(494,234)	$(1,067,335)	$(3,412,250)
Stock-based compensation expense	65,302	62,476	234,993	333,825
Depreciation and amortization expense	205,584	266,298	822,334	670,863
Impairment loss on digital tokens	--	--	--	7,262
Interest income, net	(177,178)	(105,260)	(639,611)	(74,895)
Other income, net	--	--	(343,045)	--
Income tax benefit	(33,842)	(202,161)	(20,252)	(171,665)
Adjusted EBITDA	$(223,224)	$(472,881)	$(1,012,916)	$(2,646,860)

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release Adjusted EBITDA, a non-GAAP financial measure, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA is defined as net (loss) income adjusted to exclude stock-based compensation expense, depreciation and amortization expenses, impairment loss on digital token, interest income, net, other (income) expense, net, and income tax (benefit) expense.

Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect, among other things: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; net loss from discontinued operations; interest income, net; other expense, net; income tax expense from continuing operations; our working capital requirements; the impairment loss on digital tokens; the potentially dilutive impact of stock-based compensation; and the provision for income taxes. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net loss, cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

PALTALK, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$13,568,049	14,739,933
Accounts receivable, net of allowances of $23,326 and $3,648 as of December 31, 2023 and 2022, respectively	92,704	122,297
Employee retention tax credit receivable, net	114,212	--
Prepaid expense and other current assets	990,634	543,199
Total current assets	14,765,599	15,405,429
Operating lease right-of-use asset	77,005	159,181
Goodwill	6,326,250	6,326,250
Intangible assets, net	2,704,477	3,526,811
Other assets	13,937	13,937
Total assets	$23,887,268	25,431,608

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$792,053	1,013,637
Accrued expenses and other current liabilities	226,120	225,193
Contingent consideration	--	85,000
Operating lease liabilities, current portion	77,005	82,176
Deferred subscription revenue	2,043,362	2,257,452
Total current liabilities	3,138,540	3,663,458
Operating lease liabilities, non-current portion	--	77,005
Deferred tax liability	614,041	716,903
Total liabilities	3,752,581	4,457,366
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized, 9,864,120 shares issued and 9,222,157 and 9,227,349 shares outstanding as of December 31, 2023 and 2022, respectively	9,864	9,864
Treasury stock, 641,963 and 636,771 shares repurchased as of December 31, 2023 and 2022, respectively	(1,199,337)	(1,192,124)
Additional paid-in capital	36,208,728	35,973,735
Accumulated deficit	(14,884,568)	(13,817,233)
Total stockholders’ equity	20,134,687	20,974,242
Total liabilities and stockholders’ equity	$23,887,268	25,431,608

PALTALK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2023	2022
Revenues
Subscription revenue	$10,646,700	$10,662,691
Advertising revenue	333,144	326,854
Total revenue	10,979,844	10,989,545
Costs and expenses
Costs of revenue	3,238,243	2,823,570
Sales and marketing expense	878,657	1,571,275
Product development expense	4,860,607	5,934,433
General and administrative expense	4,072,580	4,311,815
Impairment loss on digital tokens	--	7,262
Total costs and expenses	13,050,087	14,648,355
Loss from operations	(2,070,243)	(3,658,810)
Interest income, net	639,611	74,895
Other income, net	343,045	--
Loss from operations before income tax benefit	(1,087,587)	(3,583,915)
Income tax benefit	20,252	171,665
Net loss	$(1,067,335)	(3,412,250)

Net loss per share of common stock:
Basic	$(0.12)	$(0.35)
Diluted	$(0.12)	$(0.35)
Weighted average number of shares of common stock used in calculating net loss per share of common stock:
Basic	9,222,206	9,638,567
Diluted	9,222,206	9,638,567

PALTALK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(1,067,335)	$(3,412,250)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Depreciation of property and equipment	--	69,599
Amortization of intangible assets	822,334	601,264
Amortization of operating lease right-of-use assets	82,176	80,310
Impairment loss on digital tokens	--	7,262
Income tax benefit	20,252	--
Deferred tax liability	(123,114)	(171,665)
Stock-based compensation	234,993	333,825
Bad debt expense	49,274	--
Changes in operating assets and liabilities:
Accounts receivable, net	(19,681)	31,151
Operating lease liability	(82,176)	(80,310)
Employee retention tax credit receivable, net	(114,212)	--
Prepaid expense and other current assets	(447,435)	(303,941)
Accounts payable, accrued expenses and other current liabilities	(220,657)	(453,928)
Deferred subscription revenue	(214,090)	341,959
Net cash used in operating activities	(1,079,671)	(2,956,724)
Cash flows from investing activities:
Acquisition of ManyCam assets	--	(2,700,000)
Acquisition related costs of ManyCam assets	--	(242,279)
Payment of contingent consideration	(85,000)	--
Net cash used in investing activities	(85,000)	(2,942,279)
Cash flows from financing activities:
Purchase of treasury stock	(7,213)	(997,924)
Net cash used in financing activities	(7,213)	(997,924)
Net decrease in cash and cash equivalents	(1,171,884)	(6,896,927)
Balance of cash and cash equivalents at beginning of period	14,739,933	21,636,860
Balance of cash and cash equivalents at end of period	$13,568,049	$14,739,933
Supplemental disclosure of cash flow information:
Non-cash investing and financing activities:
Deferred tax liability associated with the acquisition of ManyCam assets	$--	$904,253
Accrued contingent consideration	$--	85,000